SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
     240.14a-12


          Lincoln National Convertible Securities Fund, Inc.
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           (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)


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          LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
                         One Commerce Square
                       Philadelphia, PA  19103

                            MAY  18, 2000

DEAR SHAREHOLDER:

     Annual Meeting Forced to Adjourn Twice for Lack of Quorum -
                         We Need Your Vote!!

The Annual Shareholders Meeting of Lincoln National Convertible Securities Fund, Inc. has been forced to adjourn twice for lack of quorum -- once to Thursday, May 18, 2000 and now to Thursday, June 1, 2000. You should know that the adjournments of the Fund's Annual Meeting are the direct result of a dissident group led by Phillip Goldstein intentionally withholding shares from the meeting so that they can make additional solicitations in an attempt to get the Dissident Nominees elected to your Board. Regrettably, this will cause your Fund to incur additional and, in our opinion, needless expense to ensure that the requisite number of shares are represented at the meeting.

You can help. At this point, every vote is critical so that we can hold the Fund's Annual Meeting. REGARDLESS OF THE NUMBER OF
SHARES YOU OWN, IT IS EXTREMELY IMPORTANT THAT THEY ARE
REPRESENTED AND VOTED AT THE RECONVENED MEETING.  PLEASE SIGN,
DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY.

Superior Fund Performance
Your Board of Directors has successfully worked with the Fund s investment manager to help achieve superior returns on your behalf. As the attached charts show, the results have been impressive. As of March 31, 2000, twelve month total return for your Fund at both market price and net asset value was 68.6%. These results compare quite favorably with the 40.2% return of the Lipper Convertible (Open-End) Mutual Fund Average and the 17.9% return of the S&P 500 Index for the same period. As of the same date, ten-year average annual returns for the Fund were 17.09% at NAV and 16.78% at market price, highly competitive with all the relevant indices. These returns compare very favorably to the Lipper Convertible Mutual Fund Average return of 14.4% for the same period.

Part of the reason your Fund has been able to provide these attractive returns is that, as a closed-end fund, it is able to invest in relatively less liquid securities with high growth potential and is also able to stay more fully invested, maintaining generally lower cash positions. Your Fund would not be able to do this if it were required to finance significant share repurchases or redemptions, as Mr. Goldstein has proposed.

Your Board remains deeply concerned about the Fund's discount to NAV. The Fund continues to buy back shares at market prices in an effort to bring down the discount. At the same time, the Board remains committed to positioning the Fund to provide superior long-term performance.

Proposed Dissident Actions
We believe that the actions proposed by Mr. Goldstein in the Dissident Proxy Statement are not in your long-term best interests. Your Board of Directors strongly cautions you not to be misled by the Dissident Proxy Statement. Mr. Goldstein cites three courses of action he would encourage the Board to implement if the Dissident Nominees are elected: significant perpetual repurchases of shares in the market; conducting a tender offer above the market price; and implementing an open-ending or conversion to an interval fund.

Upon closer look, the effects of these proposed actions are not likely to enhance long-term shareholder value. All of these measures would require your Fund to liquidate portfolio securities, possibly under unfavorable market conditions, to finance potentially significant repurchases or redemptions of Fund shares. As a result of depleted assets, your Fund's expense ratio could increase and it could lose important investment opportunities. Under these circumstances, it may not be possible to "minimize the impact on those investors who choose to remain invested in with the Fund," as Mr. Goldstein suggests. Your Fund could even shrink to the point where it may not be financially prudent for it to continue as a going concern.

Mr. Goldstein fails to appreciate the long-term purpose of your Fund and appears to only be interested in a short-term windfall. Your Fund has delivered highly competitive long-term returns to its shareholders and we believe it can continue to provide very attractive long-term returns that can fulfill long-term investor expectations.

Please Return Your Proxy Card Immediately
Because the Dissident Proxies may attempt to further delay the Fund s Annual Meeting, your vote is critical, no matter how many shares you own and no matter when you vote them. We hope every shareholder will vote his or her shares.

Don t risk the future of your investment on the short-sighted agenda of stock speculators.  Please ignore any request from the
Dissident Proxies to return a green proxy card.  Sign, date and mail only the enclosed WHITE management proxy card today.
                       -----

The adjourned meeting will be held on Thursday, June 1, 2000 at 12 Noon, CDT, at the Chicago Club, 81 East Van Buren Street,
Chicago, Illinois.

Sincerely,

H. Thomas McMeekin
President


                         --IMPORTANT --

Please make sure your latest dated proxy card is a WHITE card
                                                   -----
voting FOR your Board s nominees.  A later dated green card, even
       ---
if marked "withhold authority" to vote for the Dissident Nominees, may revoke your vote for management. All shareholders are encouraged to return their proxy cards in the envelope provided with this mailing. If you are concerned that your vote may not reach us in time, you may also fax your proxy card to D.A. King & Co., Inc., our proxy solicitor, at (212) 809-0692.
If you have any questions or need assistance in voting your shares, please call D.A. King & Co., Inc., at:

                         1-800-848-3416


                    TWELVE MONTH RETURN
                 (Period ending 3/31/2000)

68.6%  45.8%        43.2%        40.2%        36.1%    17.9%  1.7%   -1.0%
LNV    First        Merrill      Lipper       Russell  S&P    Lehman  Merrill
(NAV)  Boston       Lynch        Convertible  2000     500    Gov't/
       Convertible  Convertible  Mutual       Index    Index  Corp.
       Securities   Index        Fund                         Index
       Index                     Average

                 TEN YEAR AVERAGE ANNUAL RETURN
                    (Period ending 3/31/2000)

18.8%  17.1%  16.9%        15.7%        14.4%    14.4%        11.3%    8.1%
S&P    LNV    Merrill      First        Russell  Lipper       Merrill  Lehman
500    (NAV)  Lynch        Boston       2000     Convertible  Lynch    Gov't/
Index         Convertible  Convertible  Index    Mutual       High     Corp.
              Index        Securities            Fund         Yield    Index
                           Index                 Average      Master


